UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2014

Commission file number: 000-27791

Apolo Gold & Energy Inc.
(Exact name of registrant in its charter)

Nevada	98-0412805
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9th floor, Kam Chung Commercial Bldg,
19-21 Hennessy Road, Wanchai, Hong Kong
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (852) 3111 7718

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02: Termination of a Material Definitive Agreement.

On December 20, 2013, Apolo Gold & Energy Inc. (“Apolo” or the “Company”) (OTCQB:APLL), a Nevada Corporation, disclosed in a Form 8-K, that it had signed an Asset Sale & Purchase Agreement with Mr. Tang Wenbo to acquire Mr. Tang Wenbo’s 24% interest in the shares and assets of Everenergy New Material Co., Ltd. (Everenergy). Pursuant to that Agreement, Apolo issued 8 million restricted common shares of Apolo at a deemed price of US$0.375 per share.

As also disclosed in a Form 8-K filed February 19, 2014, Apolo reported that it had signed an Asset Sale & Purchase Agreement with Mr. Hu Qinjian to acquire his 29% interest in the shares and assets of Everenergy New Material Co., Ltd. Apolo issued 11 million restricted common shares of APOLO and paid US$1-million in cash for the transaction.

Pursuant to article 4.7 in the Asset Sale & Purchase Agreement between the Company, Mr. Tang Wenbo and the Jiangxi Everenergy New Material Co., Ltd., Mr. Wenbo and Everenergy warranted and confirmed that immediately upon closing they would undertake a full and up-to-date audit of the financial position of Everenergy, which audit was to be conducted by an auditor qualified by the Public Company Accountability Oversight Board (P.C.A.O.B.)

Further, pursuant to article 4.7 in the Asset Sale & Purchase Agreement between the Company, Mr. Hu Qinjian and the Jiangxi Everenergy New Material Co., Ltd., Mr. Qinjian and Everenergy warranted and confirmed that immediately upon closing they would also undertake a full and up-to-date audit of the financial position of Everenergy, which audit was to be conducted by an auditor qualified by the Public Company Accountability Oversight Board (P.C.A.O.B.).

As of the date of this filing, despite numerous requests, neither Mr. Tang Wenbo nor the Jiangxi Everenergy New Material Co., Ltd have complied with article 4.7 in the aforesaid Asset Sale & Purchase Agreement. Additionally, Neither Mr. Hu Qinjian nor the Jiangxi Everenergy New Material Co., Ltd have complied with article 4.7 in the aforesaid Asset Sale & Purchase Agreement.

For the failure of Mr. Tang Wenbo, Mr. Hu Qinjian, and the Jiangxi Everenergy New Material Co., Ltd., to comply with article 4.7 in the Asset Sale & Purchase Agreements, the Company has terminated the aforesaid Asset Sale & Purchase Agreement and will take the necessary steps to cancel all 19,00,000 shares issued and recover the US$1-million from Mr. Qinjian.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.5	Asset Purchase and Sale Agreement between Apolo Gold & Energy Inc., Mr. Tang Wenbo and Everenergy New Material Co., Ltd., dated December 20, 2013 (1)

10.6	Asset Purchase and Sale Agreement between Apolo Gold & Energy Inc., and Mr. Hu Qinjian and Everenergy New Material Co., Ltd., dated February 17, 2014. (2)

(*1) Incorporated by reference. Filed pursuant to Form 8-K filed December 20, 2013

(*2) Incorporated by reference. Filed pursuant to Form 8-K filed February 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Apolo Gold & Energy, Inc.
/s/ Kelvin Chak
September 23, 2014	Kelvin Chak, President, CEO, Director